                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-259055) pertaining to The Middleby Corporation 2021 Long-Term Incentive Plan, of our reports dated March 1, 2023, with respect to the consolidated financial statements and schedule of The Middleby Corporation and the effectiveness of internal control over financial reporting of The Middleby Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Chicago, Illinois
March 1, 2023